Exhibit 10.18
Final
SUPPLY AGREEMENT

Summary of Material Terms

Purchaser:	Seller:
Aspen Aerogels, Inc. 30 Forbes Road Northborough, MA 01532	Silbond Corporation 9901 Sand Creek Highway Weston, Ml 49289

Purchaser’s Contact:	Seller’s Contact:
Contact: Michael Garvey Telephone: (508) 691-1157 Facsimile: (508) 691-1114 Email: mgarvey@aerogel.com	Contact: John Austin Telephone: (517) 436-3171 Facsimile: (517) 436-3156 Email: john.austin@silbond.com

Product:	Term of Agreement:
Silbond® 40 of the grade and quality defined in the specifications attached hereto as Exhibit A	From: January 1, 2011 To: January 1, 2013 Subject to renewal as set forth in this Agreement.

Payment Terms:	Exhibits:
Net 45 calendar days from the date of invoice	Exhibit A: Product Specifications Exhibit B: Quantity Schedule Exhibit C: Terms and Conditions of Sale
     The foregoing summary is for informational purposes only. These terms are not binding on the parties and do not constitute a part of the Supply Agreement, which begins on the following page.
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

     This SUPPLY AGREEMENT is made and entered into as of January 1, 2011 (the “Effective Date”) between SILBOND CORPORATION, a Michigan corporation (“Seller”) and ASPEN AEROGELS, INC, a Delaware corporation (“Purchaser”).
     WHEREAS, the Parties desire to enter into this agreement (including all exhibits and addenda hereto and as amended, modified, or extended as hereinafter provided, the “Agreement”) for the purpose of defining the terms upon which Seller will sell, and Purchaser will purchase, Silbond® 40 of the grade and quality defined in the specifications attached hereto as Exhibit A (the “Product”).
     NOW THEREFORE, the Parties hereto agree as follows:
1.0	Purchase and Sale
1.1	Quantity. During the Term (defined below), Purchaser agrees to purchase from Seller the quantities of the Product set forth in the schedule attached as Exhibit B for each period identified in Exhibit B. Purchaser will provide Seller with releases in a timely manner so that Seller has sufficient time to schedule shipment. Purchaser will use its best efforts to take delivery of Product in equal monthly quantities over the year.

1.2	Minimum Annual Quantity. For the period beginning on the Effective Date and ending one year after the Effective Date, and for each annual period thereafter during the Term, Purchaser shall purchase at least 2,400,000 lbs. of Product (the “Minimum Annual Quantity”), and shall use best efforts to acquire the Product in accordance with the “Order Forecast” column in the schedule attached as Exhibit B. In the event that, in any such annual period, Purchaser issues releases for less Product than the Minimum Annual Quantity, Supplier will issue to Customer an invoice (each a “Deficiency Invoice”), indicating the deficiency in the quantity of Product subject to releases during the indicated period as compared with the Minimum Quantity for that period (each a “Deficiency”). The amount due under each Deficiency Invoice will be calculated by (A) multiplying (x) the applicable Deficiency by (y) the Purchase Price, (B) adding any costs or expenses incurred by Seller arising out of or relating to the Deficiency, and (C) subtracting any costs or expenses that have actually been avoided by Seller in accordance with its normal business processes and policies arising directly out of the Deficiency; provided, however, that Seller will have no duty to mitigate or avoid any costs or expenses arising out of a Deficiency. Customer will pay all amounts due under each such invoice in accordance with the invoice and payment provisions set forth in Section 3.2 below. For clarity, the amounts due under each Deficiency Invoice issued during the term of this Agreement are due and payable notwithstanding whether or not Purchaser has issued releases in respect of the Products subject to the Deficiency Invoice.
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.0	Term; Termination
2.1	Term. The initial term of this Agreement will commence on the Effective Date and will expire two years thereafter (the “Initial Term”). This Agreement will automatically renew upon expiration of the Initial Term for successive one (1) year periods (each a “Renewal Term,” and together with the Initial Term, the “Term”), unless either party provides notice of termination to the other party at least ninety (90) calendar days prior to expiration of the Initial Term or any Renewal Term.

2.2	Termination by Purchaser. Purchaser may terminate this Agreement upon written notice to Seller if Seller materially breaches its obligations under this Agreement; provided, however, that Seller shall have thirty (30) calendar days from Purchaser’s notification of its intent to terminate to commence a corrective action to cure the alleged breach.

2.3	Termination by Seller. Seller may terminate this Agreement upon written notice to Purchaser if Purchaser materially breaches its obligations under this Agreement for any reason except failure to make payment; provided, however, that Purchaser shall have thirty (30) calendar days from Seller’s notification of its intent to terminate to correct the alleged breach. Failure to make payment in accordance with the applicable payment terms is a material breach and must be corrected within ten (10) days.
3.0	Price and Payment; Specifications
3.1	Price. For the first year of this Agreement, the purchase price for the Product loaded into Purchaser’s carrier’s tank wagon at Seller’s facility will be US$[***] per lb. (the “Purchase Price”). This price includes [***]. For each successive renewal term, price and monthly forecasted quantities will be set forth in an amendment to this Agreement executed by Seller and Purchaser.

3.2	Payment Terms. Terms of pay will be net 45 days from date of loading at Weston site. The pricing is contingent upon being paid in a timely manner. The Purchase Price is conditional upon receipt of timely payment from Purchaser and Seller shall have the right to adjust the Purchase Price to account for any delays in payment. Purchaser’s initial credit limit shall be $_________. The initial credit limit may be adjusted from time to time, in Seller’s discretion, upon written notice to Purchaser.

3.3	Changes to Specifications. Seller recognizes that from time to time change to the specifications may be warranted. Seller may, in its sole discretion, make changes to the Products in accordance with Purchaser’s instructions or requirements, or as Seller deems necessary. Any changes to the specifications will be in accordance with Silbond’s Specification Change Procedure, a copy of which is available upon request.
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.0	Evaluation of [***]. Seller will make a capital investment to install equipment to research the viability of [***]. Seller and Purchaser will agree on a mutually-acceptable construction, evaluation, and deliverables schedule within 45 days of signing the agreement. Seller and Purchaser will cooperate and share information and technical data in order to achieve mutually beneficial results. Purchaser acknowledges that Seller will control the schedule and specifications for such equipment and research (though Purchaser will be kept reasonably informed), that Purchaser will have no ownership interest therein, and that if Purchaser defaults in its obligations under this Agreement, Seller will be relieved from its obligation with respect to the matters set forth in this Section 4.0.

5.0	General Terms and Conditions of Sale

The General Terms and Conditions of Sale attached hereto as Exhibit C (the “Terms and Conditions”) are incorporated into and form a part of this Agreement; provided, however, that to the extent of any conflict between the terms set forth herein and the Terms and Conditions, the terms of this Agreement shall control.

6.0	Miscellaneous
6.1	Notices. Any notice required or permitted to be given hereunder by any of the parties hereto shall be given in writing. Such notice shall be personally delivered or shall be sent to the address specified above (a) by mail, (b) by commercial courier service, or (c) by electronic facsimile. Notices will be deemed effectively given (x) in the case of notices given by electronic facsimile, on the day the notice is sent, and (y) in all other cases, on the date of actual delivery. Any party hereto may change its address or facsimile number for notice purposes at any time and from time to time by giving written notice of such change to the other party in the manner specified in this paragraph.

6.2	Entire Agreement. This Agreement, including the Terms and Conditions, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and rescinds all prior agreements, understandings and representations, both oral and written, between the parties relating to the subject matter hereof.

6.3	Assignment; Change of Control. Purchaser shall not assign this agreement without the consent of the Seller. This agreement shall bind and inure to the benefit of Purchaser and Seller and their respective successors, heirs, representatives, and assigns.

6.4	Waiver; Severability. Delay or failure by Seller to exercise any right under this agreement or applicable law shall not constitute a waiver of that or any other right or subsequent right. If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order, or other rule of law, such term(s) will be deemed
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

reformed or deleted, as the case may be, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and this Agreement’s remaining provisions will remain in full force and effect.

6.5	No Intended Third Party Beneficiary. The parties acknowledge and agree that the rights and interests of the parties under this Agreement are intended to benefit solely the parties to this Agreement, except as expressly set forth in this Agreement.

6.6	Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation of this Agreement. All references to Sections, Schedules, and Exhibits are to Sections, Schedules, and Exhibits in or to this Agreement unless otherwise specified.

6.7	Choice of Law. This Agreement shall be interpreted and governed by the internal laws of the State of Michigan, without reference to any laws that would cause the application of the law of another state. The United Nations Convention on Agreements for the International Sale of Goods will not apply to this Agreement.

6.8	Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by binding arbitration in accordance with the American Arbitration Rules in force as of the date of this Agreement. It is further agreed that: (a) the authority appointing the arbitrators shall be the American Arbitration Association; (b) the number of arbitrators shall be three; (c) the place of arbitration shall be Lansing, Michigan; (d) any such arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules; and (f) the substantive law governing the Agreement shall be Michigan law, but not including conflict of laws rules. Any award or decision reached by such arbitration shall be binding and final and a judgment of the Michigan Circuit Court or the United States District Court may be rendered thereon.

6.9	Counterparts; Authorization. This Agreement may be executed in any number of separate counterparts by the parties and each of which when so executed will be deemed to be an original and all of which counterparts taken together will constitute one and the same instrument. Facsimile or other electronic signatures shall be treated as originals for all purposes. The parties executing this Agreement warrant that they have the power and authority to execute this Agreement and this Agreement has been duly authorized by the parties.
7.0	JURY TRIAL WAIVER
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SELLER AND PURCHASER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF SELLER AND PURCHASER, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING BROUGHT BY THE OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT PERTAINING TO THIS AGREEMENT.
[Signatures appear on the following page]
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, Seller and Purchaser agree to the terms of this Agreement as of the Effective Date.

ASPEN AEROGELS, INC.			SILBOND CORPORATION

BY:	/s/ Kevin Schmidt		BY:	/s/ Jay J. Hansen
	Its:	VP of Operations		Its:	Vice President

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Specifications
PRODUCT — Silbond® 40

SPECIFICATIONS:	(at 20°C unless indicated)

Sp Gr @ 20°C	1.055-1.065	QC07100P

Color, APHA	30 Maximum	QC07101P

Acidity wt% (as HCI)	0.001 Maximum	QC07102P

Alkalinity wt % (as NH3)	0.001 Maximum	QC07102P

Silica wt %	40.0 Minimum	QC07106P

Low Boilers wt % (GLC)	2.5 Maximum	QC07107P

Iron ppm	3.0 Maximum	QC07110P

Suspended Matter	Substantially Free	Visual
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B
Quantity Schedule

Month	Available Lbs.	Order Forecast	Price @$[***] per LB	Equivalent Tankers (1)
January	200,000	—	—	—
February	200,000	80,000	[***]	2
March	200,000	120,000	[***]	3
April	200,000	160,000	[***]	4
May	200,000	200,000	[***]	5
June	200,000	240,000	[***]	6
July	200,000	240,000	[***]	6
August	200,000	240,000	[***]	6
September	200,000	240,000	[***]	6
October	200,000	320,000	[***]	8
November	200,000	280,000	[***]	7
December	200,000	280,000	[***]	7
Totals	2,400,000	2,400,000	[***]	60
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C
General Terms and Conditions of Sale

[Attached]
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Silbond Corporation Conditions of Sale
1. ENTIRE AGREEMENT: These general terms and conditions of sale (“Terms and Conditions”), together with each of the terms set forth in the document(s) to which these Terms and Conditions are attached (collectively with these Terms and Conditions, this “Agreement”), exclusively govern the sale of products or services (collectively, “Products”) from Sibond Corporation (“Seller”) to the Purchaser(s) set forth in this Agreement (“Purchaser”), and constitute the entire agreement between Seller and Purchaser relating to the Products. The terms of this Agreement expressly supersede and exclude the terms and conditions set forth on any purchase order, quotation or other documentation issued by Purchaser (including any general terms and conditions of purchase), each of which are hereby rejected by Seller. Any proposal for additional or different terms or any attempt by Purchaser to vary this Agreement in any degree is rejected and such additional and/or different terms will not become a part of any agreement between the parties related to the Products. Neither party shall claim any modification, limitation or release from any of the terms set forth in this Agreement except by written agreement to that effect signed by Seller and Purchaser.
2. ACCEPTANCE: Purchaser shall inspect the Products upon receipt, and within thirty (30) days thereafter shall give written notice stating with specificity any defects or omissions relating to the Products. Failure to give such written notice within thirty (30) days after receipt of the Products shall constitute irrevocable acceptance of the Products. ALL DEFECTS AND NONCONFORMITIES THAT ARE NOT SPECIFIED ARE WAIVED BY PURCHASER. No attempted revocation of acceptance will be effective, and purchaser will be limited to any available remedies specifically provided in this Agreement for breach of warranty. Seller has a reasonable period of time to cure any nonconformity.
3. WEIGHTS: Seller’s weights shall govern, except that in the case of proven error, adjustment shall be made.
4. PAYMENT AND SECURITY: The purchase price for the Products will be as set forth in this Agreement, or, if no purchase price is set forth in this Agreement, the purchase price will be Seller’s price as of the date of delivery. Purchaser will pay for Products without setoff, recoupment, or deduction of any kind, upon receipt in U.S. funds in accordance with the payment terms set forth in this Agreement, or, if no payment terms are set forth in this Agreement, within 30 days from the invoice date. If payment is not made as provided in this Agreement, or if Purchaser’s financial condition becomes unsatisfactory to Seller (as determined in Seller’s sole discretion), Seller may, at its option: (1) suspend performance of its obligations under this Agreement, including by withholding future deliveries of Products to Purchaser until such breach has been cured or Purchaser’s financial condition is improved to Seller’s satisfaction; (2) require payment in advance as to future deliveries or security to ensure payment; (3) demand return from Purchaser of any Products under this Agreement or any other agreement for which payment has not been made; or (4) cancel this Agreement. Purchaser agrees to indemnify and hold harmless Seller from any and all legal fees and costs that may be required to collect any overdue balances. Seller may offset, deduct, or recoup any amounts owed by Seller or any of its affiliates or subsidiaries to Purchaser against any amounts owed by Purchaser to Seller or any of its affiliates or subsidiaries. If deliveries of Products are to be made in Installments, the Purchase price of each installment shall, at Seller’s option, be recoverable as a
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

separate sale. The remedies contained in this paragraph 4 are cumulative and shall be in addition to any other remedies available to Seller under applicable law.
5. TRANSPORTATION CHARGES AND TAXES. Unless otherwise provided in this Agreement, all Products will be delivered ex works Seller’s facility (Incoterms 2000) and, in addition to the applicable purchase price, Purchaser shall pay or shall promptly reimburse Seller for all transportation or freight costs and for all sales, use, or excise taxes, assessments, or other charges attributable to the sale, use, shipment, transportation, or delivery of the Products.
6. TITLE AND RISK OF LOSS: Title to all Products shall remain with Seller until the purchase price and all other amounts due hereunder have been paid. Notwithstanding the foregoing, risk of loss of the Products shall pass to Purchaser upon tender of the Products by Seller to the carrier at Seller’s shipping point.
7. CONTAINERS: All returnable containers shall remain the property of Seller and shall be returned by Purchaser to Seller at Purchaser’s expense, freight prepaid, to Seller’s shipping point no later than sixty (60) days from the date the Products are placed with the carrier for shipment to Purchaser. Purchaser shall not use Seller’s returnable containers for any purpose other than the reasonable storage of the Products originally delivered therein. Purchaser assumes all responsibility for and all liability arising out of damage to or destruction of Seller’s returnable containers from the time of Seller’s tender to carrier at Seller’s shipping point to the time of their return to Seller’s shipping point, reasonable wear expected.
8. GENERAL WARRANTIES: Subject to the limitations set forth in this Agreement, Seller warrants to Purchase (and not to Purchaser’s customers or any third party) for a period of (6) months after the applicable delivery date for the Products only that the Products shall conform to the description set forth in this Agreement, that Seller shall convey good title thereto, and that such Products shall be delivered free from any lawful security interest or encumbrance unknown to Purchaser. Except for those Products that are made according to designs provided by Purchaser, Seller warrants that the Products do not infringe any United States patent. Purchaser agrees that it shall promptly notify Seller of any claim or suit alleging patent infringement, shall permit Seller (at Seller’s election and in its sole discretion) to control the defense or compromise of such claim or suit, and shall provide Seller with all necessary information, authority and assistance. SELLER DOES NOT WARRANT THAT PURCHASER’S PARTICULAR USE OF THE GOODS EITHER ALONE OR IN COMBINATION WITH OTHER MATERIALS OR THAT ANY PRODUCT OBTAINED THEREFROM WILL NOT INFRINGE A PATENT.
9. LIMITATIONS. Any description of the Products, including in catalogues, brochures, price lists, or other information provided to Purchaser from Seller, including specifications, shipping instructions, technical advices, illustrations, representations as to quality or capabilities (whether oral or in writing), or any other information, unless specifically set forth in this Agreement, is not part of the basis of the bargain and does not constitute a warranty that the Products shall conform to the description. The use of any sample or model in connection with this Agreement is for illustrative purposes only, is not part of the basis of the bargain, and is not to be construed as a warranty that the Products will conform to the sample or model. No
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

affirmation of fact or promise made by Seller, whether or not in this Agreement, shall constitute a warranty that the Products will conform to the affirmation or promise. Seller’s liability for breach of warranty is limited to replacing or repairing the Products, at Seller’s discretion. The warranty is valid only if Purchaser notifies Seller in writing within 30 days after discovery of any alleged nonconformity.
10. DISCLAIMER: THE WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
11. LIMITATION OF REMEDIES: PURCHASER’S REMEDIES SET FORTH IN THESE TERMS ARE EXCLUSIVE. SELLER WILL NOT BE HELD LIABLE FOR ANY CLAIMS OF ANY KIND GREATER IN AMOUNT THAN THE PURCHASE PRICE OF THE APPLICABLE GOODS. IN NO EVENT SHALL SELLER BE LIABLE FOR COSTS ASSOCIATED WITH THE PURCHASE OF SUBSTITUTE GOODS BY THE PURCHASER OR ANY SPECIAL, INDIRECT, THIRD PARTY, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES INCLUDING LOST PROFITS, WHETHER ARISING UNDER CONTRACT, NEGLIGENCE, INDEMNITY, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED LIABILITY PROVIDED HEREIN. Without limiting the generality of the foregoing, Purchaser assumes all risk and liability for the results obtained by the use of any Products delivered hereunder in combination with other articles or materials or in the practice of any process, whether in terms of operating costs, general effectiveness, success or failure, and regardless of any oral or written statements made by Seller, by way of technical advice or otherwise, related to the Products’ use. Any proceeding by Purchaser for breach of this Agreement cannot be filed or maintained unless it is commenced within one year after the cause has accrued, Purchaser has provided written notice to Seller as provided in this Agreement, and Purchaser has fully paid all amounts owing to Seller under this Agreement.
12. ALLOCATION: Seller will not be required to sell a greater quantity of Products than it has available or has allocated for this Agreement. If Seller is unable to supply the total demands for any Products, Purchaser acknowledges and agrees that Seller may allocate its available supply among its customers in any manner Seller deems fair and equitable. SELLER WILL NOT BE OBLIGATED UNDER ANY CIRCUMSTANCES TO PURCHASE PRODUCTS FROM OTHERS TO MEET PURCHASER’S DEMANDS, NOR WILL IT BE LIABLE FOR ANY DAMAGES OR CLAIMS ARISING THEREFROM.
13. INDEMNIFICATION: Purchaser will defend, indemnify and hold harmless Seller from all losses, damages, costs, or expenses of any kind incurred as a result of, or arising from: (a) the use or disclosure of Seller’s confidential or proprietary information by Purchaser or its contractors; (b) advice furnished by Seller to, and relied on by Purchaser; (c) patent infringement based on Purchaser’s use of the Products in an overall process or as an element in an overall combination; (d) the use, storage, sale, processing, or other disposition of the Products, supplies, or materials used in connection with the Products, or parts manufactured with the Products, if the action or inaction of the Purchaser, or its employees, customers, or agents, or
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Purchaser’s design specifications, were a material or proximate cause of injuries or damages giving rise to claims against Seller, or (e) negligence of Purchaser.
14. TECHNICAL INFORMATION / INTELLECTUAL PROPERTY: All specifications, drawings, schematics, tests, designs, inventions, engineering notices, financial information, technical data, samples, prototypes, models, and/or equipment (“Technical Information”) supplied by Seller, directly or indirectly, will remain Seller’s property and will be held in confidence by Purchaser. Purchaser will not reproduce, use, or disclose Technical Information to others without Seller’s prior written consent, and will return all Technical Information to Seller upon demand or upon completion by Seller of its obligations under this Agreement. Purchaser will disclose Technical Information only to those of its employees that “need to know” and that are contractually bound by confidentiality obligations equivalent to those contained in this paragraph 14. Purchaser agrees that any information that Purchaser discloses to Seller related to the design, manufacture, sale, or use of Products is disclosed as part of the consideration for this Agreement, that Seller may use such information in any manner and for any purpose, and that Purchaser will not assert any claim against Seller by reason of such use.
Seller will own all right, title, and interest in any idea, invention, concept, discovery, work of authorship, patent, copyright, trademark, trade secret, know-how, or other intellectual property developed by Seller or Purchaser and related, directly or indirectly, to the Products or this Agreement (“Intellectual Property”), whether or not Seller charges for the Intellectual Property. Purchaser will assist Seller in perfecting its right, title, and interest in the Intellectual Property and will execute and deliver all documents reasonably requested by Seller to perfect, register, or enforce the same. Nothing in this Agreement provides Purchaser with any license in Seller’s Intellectual property or any license to make or have made the Products to the extent the Products utilize or include any Seller Intellectual property or Technical Information. If Purchaser breaches this paragraph 14, Seller will have the right, in addition to all of its other remedies, to cancel this Agreement and immediately accelerate all amounts due by Purchaser to Seller. Purchaser will indemnify Seller from all expenses and damages related to a breach of this paragraph 14. The terms of the paragraph 14 will survive the termination or expiration of this Agreement.
15. LICENSES: Except to the extent provided in a separate license agreement between Purchaser and Seller, (a) Seller will retain title to all licensed Products (collectively, “Licensed Products”); (b) Purchaser will not reverse engineer, disassemble, decompile, or modify Licensed Products and Purchaser irrevocably grants to Seller all right, title, interest in any modifications to Licensed Products developed by Purchaser in conjunction with Seller or otherwise; and (c) Seller grants Purchaser a non-exclusive license in Licensed Products for internal use only during this Agreement’s term. If Purchaser is in default of any of this Agreement’s terms and conditions, the rights granted in this paragraph 15 will terminate immediately without notice of any kind. Upon this Agreement’s termination and expiration, Purchaser will return to Seller all Licensed Products that are subject to return and any license granted hereunder will terminate and be of no further effect. The terms of this paragraph 15 will survive the termination or expiration of this Agreement.
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

16. ADVERTISING / USE OF TRADE NAMES: Except to the extent Seller has consented in writing, Purchaser will not advertise or publish that Purchaser has purchased Products from Seller or use any of Seller’s trademarks or trade names in Purchaser’s advertising or promotional materials. Purchaser may not resell the Products under any brand name other than Seller’s.
17. FORCE MAJEURE: Neither party shall be liable in any respect for failure or delay in the shipment or acceptance of the Products if hindered or prevented, directly or indirectly, by war, national emergency, inadequate transportation facilities, inability to secure materials, supplies, fuel or power, fire, flood, windstorm or other act of God, strike, lockout or other labor dispute, order or act of any government, whether foreign, national or local, whether valid or invalid, or any other cause of like or different kind beyond the reasonable control of such party. Strikes, lockouts, or other labor disputes involving employees of either party shall be deemed to be beyond the reasonable control of such party. Any quantity of Products so affected shall be deducted from the total quantity purchased by Purchaser. Seller, during any period of shortage due to any of the above causes, may allocate its available supply of Products among itself and its customers on whatever basis it deems desirable.
18. WAIVER; SEVERABILITY: Delay or failure by Seller to exercise any right under this agreement or applicable law shall not constitute a waiver of that or any other right or subsequent right. If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order, or other rule of law, such term(s) will be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and this Agreement’s remaining provisions will remain in full force and effect.
19. COMPLIANCE WITH LAWS: PURCHASER (OR USER) MUST USE THE PRODUCTS IN A SAFE AND LAWFUL MANNER IN COMPLIANCE WITH APPLICABLE HEALTH, SAFETY, AND ENVIRONMENTAL REGULATIONS AND LAWS AND GENERAL INDUSTRY STANDARDS OF REASONABLE CARE. It is Purchaser’s or other user’s responsibility to provide all proper means that may be necessary to protect effectively all personnel from serious bodily injury that otherwise may result from the method of particular installation, use, operation, setup, or service of the Products. Purchaser represents and warrants that the Products will not be diverted, transshipped, exported or re-exported to any country whatsoever, except in accordance with all applicable United States laws and regulations, including, but not limited to the Export Administration Act of 1979, and the regulations issued thereunder. In the event a right to any drawback(s) exists, the party who paid or is obligated to pay the tariff, tax, or fee subject to the drawback(s) shall be entitled to the right thereto and the other party shall supply and execute all documents as necessary to assist in the exercise of such right. Purchaser will be responsible for all export and import duties, fees, permits, licenses, etc. for Products delivered outside of the United States.
20. ARBITRATION: Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by binding arbitration in accordance with the American Arbitration Rules in force as of the date of this Agreement. It is further agreed that: (a) the authority appointing the arbitrators shall be the American Arbitration Association; (b) the number of arbitrators shall be three; (c) the place of arbitration
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall be Lansing, Michigan; (d) any such arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules; and (f) the substantive law governing the Agreement shall be Michigan Law, but not including conflict of laws rules. Any award or decision reached by such arbitration shall be binding and final and a judgment of the Michigan Circuit Court or the United States District Court may be rendered thereon.
21. ADDITIONAL PROVISIONS: This Agreement shall be interpreted and governed by the internal laws of the State of Michigan, without reference to any laws that would cause the application of the law of another state. The United Nations Convention on Agreements for the International Sale of Goods will not apply to this Agreement. Purchaser shall not assign this Agreement without the consent of the Seller. This agreement shall bind and inure to the benefit of Purchaser and Seller and their respective successors, heirs, representatives, and assigns. The parties acknowledge and agree that the rights and interests of the parties under this Agreement are intended to benefit solely the parties to this Agreement, except as expressly set forth in this Agreement.
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.